As filed with the Securities and Exchange Commission on January 2, 2024
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-3
REGISTRATION STATEMENT
Under
The Securities Act of 1933
ECHOSTAR CORPORATION
(Exact name of registrant as specified in its charter)
Nevada (State or other jurisdiction of incorporation or organization)	26-1232727 (I.R.S. Employer Identification Number)
100 Inverness Terrace East
Englewood, Colorado 80112
(303) 706-4000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Dean A. Manson
Chief Legal Officer and Secretary
EchoStar Corporation
100 Inverness Terrace East
Englewood, Colorado 80112
(303) 706-4000
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies to:
Michael A. Deyong
Daniel G. Dufner, Jr.
Michelle B. Rutta
White & Case LLP
1221 Avenue of the Americas
New York, New York 10020
(212) 819-8200
Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. ☐
Large Accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

49,324,850 Shares
EchoStar Corporation
Common Stock
This prospectus relates to the issuance by EchoStar Corporation (“EchoStar”, “we”, “our” or “us”), from time to time of up to 49,324,850 shares of our Class A common stock, par value $0.001 per share (“Class A common stock”), that may be issued upon conversion of certain convertible notes issued by our wholly-owned subsidiary, DISH Network Corporation (“DISH”). We will not receive any proceeds upon the issuance of these shares upon conversion of any DISH Convertible Notes (as defined below).
On December 31, 2023, we completed the acquisition of DISH pursuant to that certain Amended and Restated Agreement and Plan of Merger, dated as of October 2, 2023, among us, DISH and EAV Corp. (“Merger Sub”), a wholly owned subsidiary of ours (the “Merger Agreement”). At the effective time of the merger (the “Effective Time”) Merger Sub merged with and into DISH with DISH surviving as a wholly-owned subsidiary of ours (the “Merger”).
As of the date of this prospectus DISH has outstanding three series of convertible notes, consisting of $1,000,000,000 aggregate principal of 2.375% Convertible Notes due 2024 (the “2024 Notes”), $2,000,000,000 aggregate principal amount of 0% Convertible Notes due 2025 (the “2025 Notes”) and $3,000,000,000 aggregate principal amount of 3.375% Convertible Notes due 2026 (the “2026 Notes,” and together with the 2024 Notes and the 2025 Notes, the “DISH Convertible Notes”). In connection with the Merger, EchoStar, DISH and the trustee entered into a supplemental indenture with respect to each series of DISH Convertible Notes, providing that each DISH Convertible Note outstanding at the time of the Merger represents a right, on substantially the same terms and conditions as applied to the corresponding DISH Convertible Note immediately prior to the Merger, to convert into shares of our Class A common stock; provided that the conversion rate underlying each such right to convert into shares of our Class A common stock as of Effective Time will be determined by multiplying (A) the conversion rate underlying each such right to convert into shares of Class A common stock, par value $0.01 per share, of DISH immediately prior to the Effective Time by (B) the Exchange Ratio (as defined below in the section entitled, “Summary — The DISH Merger”) The DISH Convertible Notes are convertible, at the times specified in the related indenture, into shares of our Class A common stock, subject to DISH’s right, if applicable, to elect to pay cash or a combination of cash and shares of our Class A common stock.
Our Class A common stock is listed on the Nasdaq Global Select Market (“NASDAQ”) under the symbol “SATS.” On December 29, 2023, the last reported sale price for our Class A common stock was $16.57 per share.
Investing in our Class A common stock involves risks. You should carefully read and consider the section of this prospectus captioned “Risk Factors” beginning on page 3 of this prospectus and the risk factors incorporated by reference into this prospectus.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is January 2, 2024.

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission (the “Commission”) as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), using a “shelf” registration process. By using a shelf registration statement, we may issue the shares of Class A common stock from time to time and in one or more transactions upon conversion of any DISH Convertible Notes. This prospectus provides a general description of our Class A common stock that we may offer. You should carefully read both this prospectus and any applicable prospectus supplement (and any applicable free writing prospectuses), together with the additional information described under the heading “Where You Can Find More Information and Incorporation by Reference.”
We have not authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We take no responsibility for and can provide no assurance as to the reliability of, any other information that others may give you. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and any applicable prospectus supplement to this prospectus is accurate only as of the date on its respective cover, that the information appearing in any applicable free writing prospectus is accurate only as of the date of that free writing prospectus, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus constitutes an offer to sell only under circumstances and jurisdictions where it is lawful to do so.
Unless otherwise stated or the context otherwise requires, references in this prospectus to “EchoStar,” “we,” “our” and “us” refer, collectively, to EchoStar Corporation, a Nevada corporation, and its consolidated subsidiaries.

i

FORWARD-LOOKING STATEMENTS
This prospectus and the documents incorporated herein by reference contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including, in particular, statements about plans, objectives and strategies, growth opportunities in a company’s industries and businesses, its expectations regarding future results, financial condition, liquidity and capital requirements, estimates regarding the impact of regulatory developments and legal proceedings, and other trends and projections. Forward-looking statements are not historical facts and may be identified by words such as “future,” “anticipate,” “intend,” “plan,” “goal,” “seek,” “believe,” “estimate,” “expect,” “predict,” “will,” “would,” “could,” “can,” “may,” and similar terms. These forward-looking statements are based on information available to us as of the date of this prospectus and represent management’s current views and assumptions. Forward-looking statements are not guarantees of future performance, events or results and involve known and unknown risks, uncertainties and other factors, which may be beyond our control. Accordingly, actual performance, events or results could differ materially from those expressed or implied in the forward-looking statements due to a number of factors, including, but not limited to, the following:
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our ability to realize synergies from the Merger within expected timeframes or at all, and the potential impact of the Merger on operating costs, customer loss and business disruption to, among other things, relationships with our employees, customers, suppliers or vendors;

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risks relating to our substantially increased leverage following the Merger;

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significant risks related to our ability to launch, operate, and control our satellites, operational and environmental risks related to our owned and leased satellites, and risks related to our satellites under construction;

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our ability and the ability of third parties with whom we engage to operate our business as a result of changes in the global business environment, including regulatory and competitive considerations;

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our ability to implement and/or realize benefits of our investments and other strategic initiatives;

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risks related to our foreign operations and other uncertainties associated with doing business internationally;

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risks related to our dependency upon third-party providers, including supply chain disruptions and inflation;

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risks related to cybersecurity incidents; and

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risks related to our human capital resources.

The foregoing list of factors is not exclusive. Additional information concerning these and other risk factors is contained in EchoStar’s most recently filed Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q and DISH’s most recently filed Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, as updated by EchoStar’s subsequent filings with the Commission under the Exchange Act, which are all incorporated by reference herein, and in this prospectus under the heading “Risk Factors.” All cautionary statements made or referred to herein should be read as being applicable to all forward-looking statements wherever they appear. You should consider the risks and uncertainties described or referred to herein and should not place undue reliance on any forward-looking statements. The forward-looking statements speak only as of the date made. We do not undertake, and specifically disclaim, any obligation to publicly release the results of any revisions that may be made to any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.
Although we believe that the expectations reflected in any forward-looking statements are reasonable, we cannot guarantee future results, events, levels of activity, performance or achievements. We do not assume responsibility for the accuracy and completeness of any forward-looking statements. We assume no responsibility for updating forward-looking information contained or incorporated by reference herein or in any documents we file with the Commission, except as required by law.
Should one or more of the risks or uncertainties described herein or in any documents we file with the Commission occur, or should underlying assumptions prove incorrect, our actual results and plans could differ materially from those expressed in any forward-looking statements.

ii

SUMMARY
Our Business
EchoStar is a holding company that was organized in October 2007 as a corporation under the laws of the State of Nevada. A substantial majority of the voting power of the shares of EchoStar is owned beneficially by Charles W. Ergen, the Chairman of our Board of Directors, and by certain entities established for the benefit of his family. Our Class A common stock is publicly traded on NASDAQ under the symbol “SATS.”
EchoStar is a global communication and content delivery leader, providing wireless, satellite, and terrestrial connectivity for consumers, businesses, and government entities including the U.S. Department of Defense. We deliver fixed, mobile, and aeronautical applications by combining our transport facilities with intelligent, enabling technologies as a fully integrated managed services portfolio. With our technology, spectrum, engineering, manufacturing, and network management capabilities, we believe that we can deliver a broad set of communication and content distribution capabilities that will positively impact how people communicate into the future.
Our principal executive office is located at 100 Inverness Terrace East, Englewood, Colorado, and our phone number is (303) 706-4000. For further discussion on the material terms of our business, please refer to our reports and the DISH reports that have been filed with the Commission, and any subsequent report we file with the Commission, certain of which are incorporated herein by reference.
The DISH Merger
On December 31, 2023, we completed the acquisition of DISH pursuant to that certain Amended and Restated Agreement and Plan of Merger, dated as of October 2, 2023, among us, DISH and EAV Corp., a wholly-owned subsidiary of ours (“Merger Sub”) (the “Merger Agreement”). At the effective time of the merger (the “Effective Time”) Merger Sub merged with and into DISH with DISH surviving as a wholly-owned subsidiary of ours (the “Merger”). On the terms and subject to the conditions set forth in the Merger Agreement, each share of DISH Class A common stock, par value $0.01 per share, and DISH Class C common stock, par value $0.01 per share, outstanding immediately prior to the Effective Time, was converted into the right to receive a number of validly issued, fully paid and non-assessable shares of EchoStar Class A common stock, par value $0.001 per share (the “Class A common stock”), equal to 0.350877 (the “Exchange Ratio”). On the terms and subject to the conditions set forth in the Merger Agreement, at the Effective Time, each share of DISH Class B common stock, par value $0.01 per share, outstanding immediately prior to the Effective Time was converted into the right to receive a number of validly issued, fully paid and non-assessable shares of EchoStar Class B common stock, par value $0.001 per share (the “Class B common stock”), equal to the Exchange Ratio.

The Offering and Use of Proceeds
Issuer
EchoStar Corporation
Shares to be issued
Up to 49,324,850 shares of Class A common stock from time to time upon conversion of any DISH Convertible Notes
Nasdaq Global Select Market trading symbol
SATS
Use of Proceeds
We will not receive any proceeds from the offering of our Class A common stock under this prospectus. The shares of Class A common stock offered hereby will be issued solely to satisfy the conversion right of the holders of any DISH Convertible Notes.
Risk Factors
You should carefully consider all of the information set forth or incorporated by reference in this prospectus and, in particular, the specific factors in the section entitled “Risk Factors.”

RISK FACTORS
You should consider carefully the following risk factors, together with all of the other information included in, or incorporated by reference into, this prospectus. In addition, you should read and consider the risks associated with the businesses of EchoStar and DISH, which can be found in each of EchoStar’s and DISH’s most recent Annual Report on Form 10-K, respectively, as well as each of their respective subsequent Quarterly Reports on Form 10-Q and all documents that we subsequently file with the Commission, all of which are incorporated by reference herein. Please see the section entitled “Where You Can Find More Information and Incorporation by Reference” beginning on page 13. This prospectus also contains forward-looking statements that involve risks and uncertainties. Please read the section entitled “Forward-Looking Statements” beginning on page ii.
These risks are the material risks, although not the only risks, relating to the Merger and our company in relation to the Merger. The risks described below are not the only risks that we currently face. Additional risks and uncertainties not currently known or that are currently expected to be immaterial may also materially and adversely affect our business, financial condition or results of operations or the market price of our Class A common stock.
Risks Related to our Business Following the Merger
The businesses of EchoStar and DISH may not be integrated successfully or such integration may be more difficult, time consuming or costly than expected. Operating costs, customer loss and business disruption, including, but not limited to, difficulties in maintaining relationships with employees, customers, suppliers or vendors, may be greater than expected following the Merger. Synergies from the Merger may not be realized within expected timeframes or at all.
The Merger involved the combination of two companies that, although under common control and subject to existing commercial relationships, previously operated as separate public companies. The combination of two separate companies is complex, costly and time-consuming and may require significant management attention and resources which may divert attention from our ongoing businesses and operations. The failure to meet the challenges involved in combining the two companies and to realize the anticipated benefits of the Merger could cause an interruption of, or a loss of momentum in, our activities and could adversely affect our results of operations. The overall combination of the two companies may also result in material unanticipated problems, expenses, liabilities, competitive responses and loss of customer and other business relationships. The difficulties of combining the operations of the companies include, among others:
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the diversion of management and employee attention to integration matters;

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difficulties in integrating operations and systems, including, but not limited to, communications systems, administrative and information technology infrastructure and financial reporting and internal control systems;

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challenges in conforming standards, controls, procedures and accounting and other policies, business cultures and compensation structures between the two companies;

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difficulties in integrating employees and teams of the respective businesses, and attracting and retaining key personnel;

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challenges in retaining and obtaining customers, suppliers and other commercial relationships;

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difficulties in managing the expanded operations of a larger and more complex company; and

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potential unknown liabilities, adverse consequences and unforeseen increased expenses associated with the Merger.

Many of these factors are outside of our control and any one of them could result in lower revenues, higher costs and diversion of management time and energy, which could materially impact our business, financial condition and results of operations. In addition, even if the operations of EchoStar and DISH are integrated successfully, the full benefits of the Merger may not be realized, including, among others, the synergies, cost savings or sales or growth opportunities that are expected. These benefits may not be achieved within the anticipated time frame or at all. All of these factors could negatively impact the price of our Class A common stock. As a result, it cannot be assured that the combination of EchoStar and DISH will result in the realization of the full benefits expected from the Merger within the anticipated time frames, or at all.
EchoStar stockholders hold equity interests in a company with substantially higher leverage than EchoStar had prior to the Merger
As of September 30, 2023, EchoStar had consolidated long-term debt outstanding of $1.5 billion in principal amount and total assets of approximately $6.2 billion, and DISH had consolidated long-term debt outstanding of approximately $21.2 billion in principal amount and total assets of approximately $53.7 billion. After giving effect to the Merger, EchoStar and its subsidiaries will have had consolidated long-term debt of approximately $22.7 billion in principal amount on a combined basis and total consolidated assets of approximately $59.9 billion as of September 30, 2023. Therefore, as a result of the Merger, EchoStar stockholders hold equity interests in a company with substantially higher leverage than EchoStar had prior to the Merger. DISH’s indebtedness could have significant consequences, including, but not limited to:
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making it more difficult for EchoStar to satisfy its obligations;

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a dilutive effect on EchoStar’s outstanding equity capital or future earnings;

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increasing EchoStar’s vulnerability to general adverse economic conditions, including, but not limited to, changes in interest rates;

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requiring EchoStar to devote a substantial portion of its cash toward making interest and principal payments on its indebtedness, thereby reducing the amount of cash available for other purposes, resulting in limited financial and operating flexibility to changing economic and competitive conditions;

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limiting EchoStar’s ability to raise additional capital because it may be more difficult for it to obtain debt financing on attractive terms or at all; and

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placing EchoStar at a disadvantage compared to its competitors that are less leveraged.

We will incur significant expenses in connection with the Merger, which may adversely affect our business, financial condition and results of operation.
We have incurred and expect to continue to incur significant, non-recurring costs in connection with the completion of the Merger and the integration of the operations of the two companies following the Merger, and may incur additional costs to maintain employee morale and to retain key employees. These nonrecurring costs include significant fees and expenses relating to legal, accounting and financial advisory fees, regulatory filings and other costs associated with the Merger. These expenses may not be offset by any benefits ultimately realized as a result of the Merger and could adversely affect our business, financial condition and results of operations.
Failure to attract, motivate and retain executives and other key employees could diminish the anticipated benefits of the Merger.
The success of the Merger will depend in part on the retention of personnel critical to the business and operations of EchoStar and DISH due to, for example, their technical skills or management expertise. Competition for qualified personnel can be intense and qualified personnel can be in high demand. Current and prospective employees of EchoStar and DISH may experience uncertainty about their future role until strategies with regard to these employees are announced or executed, which may impair our ability to attract, retain and motivate key management, technical and other personnel. If we are unable to retain personnel, including key management, who are critical to the successful integration and future operations of the companies, we could face, among other risks, disruptions in operations, loss of existing customers, loss of key information, expertise or know- how, and unanticipated additional recruitment and training costs. In addition, the loss of key personnel could diminish the anticipated benefits of the Merger.

We may be subject to lawsuits relating to the Merger, which may adversely impact our business.
We and our directors, officers and advisors may be subject to lawsuits relating to the Merger. Litigation is very common in connection with the sale of public companies. In particular, the interests of our directors, executive officers and employees in the Merger may increase the risk of litigation seeking damages and the risk of other dissident stockholder activity. In the past, and in particular following the announcement of a significant transaction, periods of volatility in the overall market or declines in the market price of a company’s securities, stockholder litigation and dissident stockholder proposals have often been instituted against companies alleging conflicts of interest in business dealings with affiliated or related persons and entities. The affiliation between EchoStar and DISH and the interests of their respective directors, executive officers and employees in the Merger may precipitate such litigation or other activities by dissident stockholders and, if instituted, such activities could result in substantial costs and a diversion of management’s attention, even if the stockholder action is without merit or ultimately unsuccessful.
We cannot predict whether such lawsuits will be brought, or the outcome of such lawsuits or others, nor can we predict the amount of time and expense that will be required to resolve such litigation. The defense or settlement of, or the payment of damages in respect thereof, any lawsuit or claim may adversely affect our business, financial condition, results of operations and cash flows.
We may operate DISH’s business differently from how it has been operated in the past.
DISH is a wholly owned subsidiary of EchoStar and is no longer a publicly traded company. We may operate DISH’s business in a manner differently from how DISH has operated in the past, and may pursue different strategic objectives than DISH had pursued as a separate public company. As a result, DISH’s prior results may not be indicative of DISH’s future performance as a subsidiary of EchoStar, and such results should not be relied upon as an indicator of DISH’s future performance.
We are controlled by one principal stockholder.
Prior to the completion of the Merger, EchoStar and DISH were each controlled by Mr. Ergen, who also served as the Chairman of the Board of Directors of each of the companies and, following the consummation of the Merger, continues to serve as the Chairman of our Board of Directors. As of the effective time of the Merger, Mr. Ergen beneficially owned approximately 91.3% of the total voting power of EchoStar’s equity securities.
Pursuant to the amended and restated support agreement that was entered into by and among DISH, EchoStar and Mr. Ergen and certain of his affiliates (collectively, the “Ergen Stockholders”) in connection with the Merger, (the “Support Agreement”), the Ergen Stockholders have agreed not to vote, or cause or direct to be voted, the shares of our Class A common stock owned by them, other than with respect to any matter presented to the holders of our Class A common stock on which holders of our Class B common stock are not entitled to vote, for three years following the closing of the Merger, such that the Ergen Stockholders’ voting power of EchoStar will remain at approximately 90.4% for such three-year period. Through his beneficial ownership of our equity securities, Mr. Ergen has the ability to elect a majority of the directors and to control all other matters requiring the approval of our stockholders. As a result of Mr. Ergen’s voting power, we are a “controlled company” as defined in the NASDAQ listing rules and, therefore, not subject to certain NASDAQ requirements relating to director independence and nomination and board committee composition. It will be difficult for a third party to acquire us without Mr. Ergen’s approval, even if doing so may be beneficial to stockholders.
In addition, pursuant to the Support Agreement, in connection with the closing of the Merger, we and the Ergen Stockholders have entered into a registration rights agreement providing for the registration, under certain circumstances, of the Ergen Stockholders’ shares of our Class A common stock and our Class B common stock received as part of the Merger consideration and shares of our Class A common stock and our Class B common stock held by such stockholders immediately prior to the Merger.

Risks Relating to the DISH Convertible Notes
The conversion of any DISH Convertible Notes may adversely affect our financial condition or cause dilution to our shareholders.
If one or more holders elect to convert their DISH Convertible Notes, depending on the applicable settlement method, we could be required to make cash payments to satisfy all or a portion of the conversion obligation based on the conversion rate, which could adversely affect our liquidity.
In addition, even if holders do not elect to convert their DISH Convertible Notes, we could be required under applicable accounting rules to reclassify all or a portion of the outstanding principal of the DISH Convertible Notes as a current rather than long-term liability, which could result in a material reduction of our net working capital.
If DISH elects to satisfy any conversion obligation under the DISH Convertible Notes by delivering shares of our Class A common stock, such issuance will increase the number of shares of our Class A common stock outstanding and dilute our shareholders’ interest in our Class A common stock and may have an adverse effect on the market price of our Class A common stock. The precise number of shares of our Class A common stock that we may issue pursuant to the terms of the DISH Convertible Notes cannot be ascertained at this time.
The convertible note hedge and warrant transactions that DISH entered into in connection with the offering of the 2026 Notes may affect the value of the 2026 Notes and our Class A common stock.
In connection with the offering of the 2026 Notes, DISH entered into convertible note hedge transactions with certain option counterparties (each an “option counterparty”) and warrant transactions with each option counterparty. In connection with the consummation of the Merger, we have provided guarantees of DISH’s obligations under the warrants. In connection with the consummation of the Merger, these convertible note hedge transactions and warrant transactions were amended to, among other things, change the referenced issuer to EchoStar and the referenced shares (including for purposes of any physical settlement of shares) to Class A common stock. In addition to the changes set forth in these amendments, the option counterparties have retained their rights to further adjust certain terms of the convertible note hedge transactions and the warrant transactions to take account of the Merger.
As amended, the convertible note hedge transactions are expected generally to reduce the potential dilution upon conversion of the 2026 Notes in respect of our Class A common stock and/or offset any cash payments DISH would be required to make in excess of the principal amount of converted 2026 Notes, as the case may be. The amended warrant transactions could separately have a dilutive effect on our Class A common stock to the extent that the market price per share of our Class A common stock exceeds the strike price of the warrants, unless DISH elects to settle the warrants in cash. In connection with establishing its initial hedge of the convertible note hedge and warrant transactions, each option counterparty or an affiliate thereof may have entered into various derivative transactions with respect to the DISH Class A common stock concurrently with or shortly after the pricing of the 2026 Notes. In connection with the consummation of the Merger, each option counterparty may have amended or terminated these existing derivative transactions (to the extent outstanding) and may have entered into or may in the future enter into various derivative transactions with respect to our Class A common stock.
This activity could increase (or reduce the size of any decrease in) the market price of our Class A common stock or the 2026 Notes. In addition, each option counterparty or an affiliate thereof may modify its hedge position by entering into or unwinding various derivatives with respect to our Class A common stock and/or purchasing or selling our Class A common stock or other securities of ours in secondary market transactions prior to the maturity of the 2026 Notes (and is likely to do so during any observation period related to a conversion of the 2026 Notes). This activity could also cause or avoid an increase or a decrease in the market price of our Class A common stock or the 2026 Notes. In addition, if any such convertible note hedge and warrant transactions fail to become effective, each option counterparty may unwind its hedge position with respect to our Class A common stock, which could adversely affect the value of our Class A common stock and the value of the 2026 Notes.

We are subject to counterparty risk with respect to the convertible note hedge transactions.
Each option counterparty to the convertible note hedge transactions is a financial institution, and we will be subject to the risk that it might default under the convertible note hedge transaction. Our exposure to the credit risk of an option counterparty is not secured by any collateral. Global economic conditions have from time to time resulted in the actual or perceived failure or financial difficulties of many financial institutions, including, but not limited to, the bankruptcy filing by Lehman Brothers Holdings Inc. and its various affiliates. If an option counterparty becomes subject to insolvency proceedings, we will become an unsecured creditor in those proceedings with a claim equal to our exposure at that time under our transactions with the option counterparty. Our exposure will depend on many factors but, generally, the increase in our exposure will be correlated to the increase in the market price and in the volatility of our Class A common stock. In addition, upon a default by an option counterparty, we may suffer adverse tax consequences and more dilution than we currently anticipate with respect to our Class A common stock. We can provide no assurances as to the financial stability or viability of any option counterparty.

USE OF PROCEEDS
We will not receive any proceeds from the issuance of our Class A common stock under this prospectus. The shares of Class A common stock to be offered hereby will be issued solely to satisfy the conversion right of the holders of the DISH Convertible Notes.

DESCRIPTION OF CAPITAL STOCK
The summary of the general terms and provisions of the capital stock of EchoStar set forth below does not purport to be complete and is subject to and qualified in its entirety by reference to EchoStar’s Articles of Incorporation, incorporated herein by reference and filed as an exhibit to EchoStar’s most recent Annual Report on Form 10-K filed with the Commission (as amended from time to time, the “Articles”) and Bylaws, incorporated herein by reference and filed as an exhibit to EchoStar’s most recent Annual Report on Form 10-K, as amended by Amendment No. 1 to the Bylaws incorporated herein by reference and filed as an exhibit to EchoStar’s Current Report on Form 8-K, dated January 2, 2024, each filed with the Commission (as amended from time to time, the “Bylaws” and together with the Articles, the “Charter Documents”). For additional information, please read our Charter Documents and the applicable provisions of the Nevada Revised Statutes (“NRS”).
General
We are authorized to issue the following capital stock:
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4,000,000,000 shares of common stock, par value $0.001 per share, of which 1,600,000,000 shares are designated Class A common stock, 800,000,000 shares are designated Class B common stock, 800,000,000 shares are designated Class C common stock, par value $0.001 per share (“Class C common stock”), and 800,000,000 shares are designated Class D common stock, par value $0.001 per share (“Class D common stock”); and

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20,000,000 shares of preferred stock, par value $0.001 per share.

A summary of the powers, preferences and rights of the shares of each class of common stock and preferred stock is described below.
Our Class A Common Stock
Each holder of Class A common stock is entitled to one vote for each share owned of record on all matters submitted to a vote of stockholders. Except as otherwise required by law or the terms of any preferred stock, the holders of the Class A common stock vote together, without regard to class, with the holders of Class B common stock, the holders of Class C common stock and the holders of preferred stock on all matters submitted to a vote of stockholders. Subject to the preferential rights of any outstanding series of preferred stock and to any restrictions on the payment of dividends imposed under the terms of our indebtedness, the holders of Class A common stock are entitled to such dividends as may be declared from time to time by our board of directors from legally available funds and, together with the holders of the Class B common stock and the Class C common stock, are entitled, after payment of all prior claims, to receive pro rata all of our assets upon a liquidation. The holders of Class A common stock have no redemption, conversion or preemptive rights.
Our Class A common stock is listed on NASDAQ under the symbol “SATS”.
Computershare Trust Company, N.A. serves as the transfer agent and registrar of our Class A common stock.
Our Class B Common Stock
Each holder of Class B common stock is entitled to ten votes for each share of Class B common stock on all matters submitted to a vote of stockholders. Except as otherwise required by law or the terms of any preferred stock, the holders of the Class B common stock vote together, without regard to class, with the holders of the Class A common stock, the holders of the Class C common stock and the holders of the preferred stock on all matters submitted to a vote of the stockholders. Each share of Class B common stock is convertible, at the option of the holder, into one share of Class A common stock. The conversion ratio is subject to adjustment from time to time upon the occurrence of certain events, including: (A) dividends or distributions on Class A common stock payable in Class A common stock or certain other capital stock; and (B) subdivisions, combinations or certain reclassifications of Class A common stock. Each share of Class B common stock is entitled to receive dividends and distributions upon liquidation on a basis equivalent to that of the Class A common stock and Class C common stock. In addition, in case EchoStar shall declare a dividend or distribution upon the Class A common stock payable other than in cash out of earning or surplus or other than in Class A common stock, then thereafter each holder of Class B common stock will be entitled to receive, upon conversion of such Class B common Stock into Class A common stock, the property which such holder would have received as a dividend in connection with such dividend or distribution.
Our Class C Common Stock
Each holder of Class C common stock is entitled to one vote for each share of Class C common stock on all matters submitted to a vote of stockholders, except in the event of a change in control, in which case each holder of Class C common stock is entitled to ten votes per share. Except as otherwise required by law or the terms of any preferred stock, the holders of the Class C common stock vote together, without regard to class, with the holders of the Class A common stock, the holders of the Class B common stock and the holders of the preferred stock on all matters submitted to a vote of stockholders. Each share of Class C common stock is convertible, at the option of the holder, into Class A common stock on the same terms as the Class B common stock. Each share of Class C common stock is entitled to receive dividends and distributions upon liquidation on a basis equivalent to that of the Class A common stock and Class B common stock. In addition, in case EchoStar shall declare a dividend or distribution upon the Class A common stock payable other than in cash, out of earning or surplus or other than in Class A common stock, then thereafter each holder of Class C common stock will be entitled to receive, upon conversion of such Class C common Stock into Class A common stock, the property which such holder would have received as a dividend in connection with such dividend or distribution.
Our Class D Common Stock
Each holder of Class D common stock is not entitled to a vote on any matter. Each share of Class D common stock is entitled to receive dividends and distributions upon liquidation on a basis equivalent to that of the Class A common stock.
Our Preferred Stock
Our board of directors is authorized to designate one or more series of our preferred stock and, with respect to each series, to determine the preferences and rights and the qualifications, limitations or restrictions of the series, including the dividend rights, conversion rights, voting rights, redemption rights and terms, liquidation preferences, sinking fund provisions, exchange rights, the number of shares constituting the series and the designation of such series. Our board of directors may, without stockholder approval, issue preferred stock with voting and other rights that could adversely affect the voting power of the holders of common stock.
The provisions authorizing our board of directors to issue preferred stock without stockholder approval and the issuance of such stock could have the effect of delaying, deferring or preventing a change in our control or the removal of our existing management.
Nevada Law and Limitations on Changes in Control
Nevada Business Combination Statutes
Nevada’s “combinations with interested stockholders” statutes (NRS 78.411 through 78.444, inclusive) prohibit specified types of business “combinations” between certain Nevada corporations and any person deemed to be an “interested stockholder” for two years after such person first becomes an “interested stockholder” unless the corporation’s board of directors approves the combination (or the transaction by which such person becomes an “interested stockholder”) in advance, or unless the combination is approved by the board of directors and sixty percent of the corporation’s voting power not beneficially owned by the interested stockholder, its affiliates and associates. Further, in the absence of prior approval certain restrictions may apply even after such two-year period. However, these statutes do not apply to any combination of a corporation and an interested stockholder after the expiration of four years after the person first became an interested stockholder.

For purposes of these statutes, an “interested stockholder” is any person who is (A) the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the outstanding voting shares of the Company, or (B) an affiliate or associate of the Company and at any time within the two previous years was the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the then outstanding shares of the Company. The definition of the term “combination” is sufficiently broad to cover most significant transactions between a corporation and an “interested stockholder.”
The provisions of the NRS relating to combinations with interested stockholders could have the effect of delaying, deferring or preventing a change in our control or the removal of our existing management.
Nevada Control Share Acquisition Statutes
Nevada’s “acquisition of controlling interest” statutes (NRS 78.378 through 78.3793, inclusive) contain provisions governing the acquisition of a controlling interest in certain Nevada corporations. These “control share” laws provide generally that any person that acquires a “controlling interest” in certain Nevada corporations may be denied voting rights, unless a majority of the disinterested stockholders of the corporation elects to restore such voting rights. These laws provide that a person acquires a “controlling interest” whenever a person acquires shares of a subject corporation that, but for the application of these provisions of the NRS, would enable that person to exercise (A) one fifth or more, but less than one third, (B) one third or more, but less than a majority or (C) a majority or more, of all of the voting power of the corporation in the election of directors. Once an acquirer crosses one of these thresholds, shares which it acquired in the transaction taking it over the threshold and within the ninety days immediately preceding the date when the acquiring person acquired or offered to acquire a controlling interest become “control shares” to which the voting restrictions described above apply.
The Nevada control share law, if applicable, could have the effect of delaying, deferring or preventing a change in our control or the removal of our existing management.
Directors Duties During a Potential Change in Control
NRS 78.139 also provides that directors may resist a change or potential change in control of the corporation if the board of directors determines that the change or potential change is opposed to or not in the best interest of the corporation upon consideration of any relevant facts, circumstances, contingencies or constituencies pursuant to NRS 78.138(4).

PLAN OF DISTRIBUTION
We are registering the issuance of up to 49,324,850 shares of our Class A common stock issuable upon conversion of any DISH Convertible Notes. The shares of Class A common stock covered by this prospectus may be issued from time to time to holders of DISH Convertible Notes in accordance with the provisions of the relevant indenture. The holders of the DISH Convertible Notes will act independently of us in making decisions with respect to the timing of any such conversion, as permitted by the relevant indenture. We will bear all fees and expenses incident to the registration of the Class A common stock issued in connection with the conversion of any DISH Convertible Notes.

LEGAL MATTERS
The validity of the shares of Class A common stock in respect of which this prospectus is being delivered will be passed upon by Dean A. Manson, Chief Legal Officer and Secretary of EchoStar. As of November 30, 2023, Mr. Manson held 8,131 shares of EchoStar Class A common stock, or less than one percent.
EXPERTS
The consolidated financial statements of EchoStar Corporation and its subsidiaries as of December 31, 2022 and 2021, and for each of the years in the three-year period ended December 31, 2022, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2022 have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.
The consolidated financial statements of DISH Network Corporation and its subsidiaries as of December 31, 2022 and 2021, and for each of the years in the three-year period ended December 31, 2022, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2022 have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION AND INCORPORATION BY REFERENCE
We file reports, proxy statements and other information with the Commission. The Commission maintains a website that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the Commission. The address of the Commission’s website is http://www.sec.gov. In addition, we maintain a website that contains information about us at www.echostar.com. The information included on our website is not, and should not be considered, incorporated by reference into this prospectus or otherwise a part of this prospectus.
We have filed with the Commission a registration statement on Form S-3, of which this prospectus is a part, including exhibits, schedules and amendments filed with, or incorporated by reference in, this registration statement, under the Securities Act with respect to the securities registered hereby. This prospectus does not contain all of the information set forth in the registration statement and exhibits and schedules to the registration statement. For further information with respect to our company and the securities registered hereby, reference is made to the registration statement, including the exhibits to the registration statement. Statements contained in this prospectus as to the contents of any contract or other document referred to in, or incorporated by reference in, this prospectus are not necessarily complete and, where that contract is an exhibit to the registration statement, each statement is qualified in all respects by the exhibit to which the reference relates.
The Commission allows us to “incorporate by reference” the information we file with the Commission, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference herein is an important part of this prospectus. The incorporated documents contain significant information about us, our business and our finances. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the Commission will automatically update and supersede that information. Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement.

The following documents, which have heretofore been filed by EchoStar with the Commission pursuant to the Exchange Act, are incorporated by reference into this Registration Statement:
•
EchoStar’s Annual Report on Form 10-K for its fiscal year ended December 31, 2022, filed with the Commission on February 23, 2023, including the information specifically incorporated by reference into the Form 10-K from the EchoStar’s Definitive Proxy Statement on Schedule 14A filed with the Commission on March 4, 2023;

•
EchoStar’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2023, filed with the Commission on May 9, 2023;

•
EchoStar’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2023 filed, with the Commission on August 8, 2023;

•
EchoStar’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2023, filed with the Commission on November 6, 2023;

•
EchoStar’s Current Reports on Form 8-K filed with the Commission on January 11, 2023, March 23, 2023, April 28 2023, August 8, 2023, October 3, 2023, November 13, 2023, December 12, 2023 and January 2, 2024 (other than portions of those documents deemed to be furnished and not filed); and

•
the description of our Class A Common Stock contained in Exhibit 4.25 to the EchoStar’s Annual Report on Form 10-K for its fiscal year ending December 31, 2019, filed with the Commission on February 20, 2020.

We are also incorporating by reference the following documents filed by DISH with the Commission prior to the Merger:
•
Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the Commission on February 23, 2023;

•
Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2023, filed with the Commission on May 8, 2023;

•
Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2023, filed with the Commission on August 8, 2023; and

•
Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2023 filed with the Commission on November 6, 2023.

All documents subsequently filed by EchoStar pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement on Form S-3 and prior to such time as EchoStar files a post-effective amendment to this Registration Statement on Form S-3, if any, that indicates that all securities offered hereby have been sold, or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing such documents.
Any statement contained herein or in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
Notwithstanding the foregoing, no information is incorporated by reference in this Registration Statement where such information under applicable forms and regulations of the Commission is not deemed to be “filed” under Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, unless the report or filing containing such information indicates that the information therein is to be considered “filed” under the Exchange Act or is to be incorporated by reference in this Registration Statement.

You may obtain any of the documents listed above from the Commission, through the Commission’s website or from EchoStar by requesting them in writing or by telephone at the following address:
EchoStar Corporation
100 Inverness Terrace East
Englewood, Colorado 80112
Attention: Investor Relations
Telephone: (303) 706-4000
These documents are available from EchoStar without charge, excluding any exhibits to them unless the exhibit is specifically listed as an exhibit to the registration statement of which this prospectus forms a part.

Part II. INFORMATION NOT REQUIRED IN THE PROSPECTUS
Item 14.   Other Expenses of Issuance and Distribution
The registrant will pay all reasonable expenses incident to the registration of the shares of Class A common stock other than any commissions and discounts of underwriters, dealers or agents. Such expenses are set forth in the following table. None of the expenses listed below are to be borne by the selling stockholders named in the prospectus that forms a part of this registration statement. All of the amounts shown are estimates except the Commission registration fee.
Amount to be paid
Commission registration fee	$106,365.89
Printing expenses	$5,000
Legal fees	$25,000
Accounting fees and expenses	$10,000
Miscellaneous expenses	$10,000
Total	$156,365.89
Item 15.   Indemnification of Directors and Officers
NRS 78.7502(1) allows EchoStar to indemnify any person made or threatened to be made a party to any action (except an action by or in the right of EchoStar, a “derivative action”), by reason of the fact that they are or were a director, officer, employee or agent of EchoStar, or are or were serving at the request of EchoStar as a director, officer, employee or agent of another corporation, against expenses including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the action, suit or proceeding if they acted in a good faith manner which they reasonably believed to be in or not opposed to the best interests of EchoStar, and, with respect to any criminal proceeding, had no reasonable cause to believe that their conduct was unlawful. Under NRS 78.7502(2), a similar standard of care applies to derivative actions, except that indemnification is limited solely to expenses (including attorneys’ fees) incurred in connection with the defense or settlement of the action and court approval of the indemnification is required where the person is seeking advance payment of indemnifiable expenses prior to final disposition of the proceeding in question. Under NRS 78.7502(3), decisions as to the payment of indemnification are made by a majority of our Board of Directors at a meeting at which a quorum of disinterested directors is present, or by written opinion of special legal counsel if a majority vote of a quorum consisting of disinterested directors so orders or if such a quorum cannot be obtained, or by the stockholders.
Provisions relating to liability and indemnification of officers and directors of EchoStar for acts by such officers and directors are contained in Article IX of the Articles and Article IX of the Bylaws. These provisions state, among other things, that, consistent with and to the extent permitted by the NRS and upon the decision of a disinterested majority of EchoStar’s Board of Directors, or a written opinion of outside legal counsel in case a disinterested majority vote of the Board of Directors is not available (or even if a quorum of disinterested directors is obtainable, if such a quorum so directs), or EchoStar’s stockholders, that the applicable standard of conduct has been satisfied: (1) EchoStar shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal (other than an action by or in the right of EchoStar) by reason of the fact that they are or were a director, officer, employee, fiduciary or agent of EchoStar, or are or were serving at the request of EchoStar as a director, officer, employee, fiduciary or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of EchoStar, and with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful; and (2) EchoStar shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of EchoStar to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee, fiduciary or agent of EchoStar, or is or was serving at the request of EchoStar as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if they acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of EchoStar and except that no indemnification shall be made in respect to any claim, issue or matter as to which such person shall have adjudged to be liable for negligence or misconduct in the performance of their duty to EchoStar unless and only to the extent that the court in which such action or suit was brought shall determine upon application that despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.
These indemnification provisions and the indemnification agreements entered into between the registrant and its officers and directors may be sufficiently broad to permit indemnification of the registrant’s officers and directors for liabilities (including reimbursement of expenses incurred) arising under the Securities Act.
Item 16.   Exhibits
Exhibit Number	Description of Exhibit
3.1*	Articles of Incorporation of EchoStar Corporation (Incorporated by reference to Exhibit 3.1 to Amendment No. 1 of EchoStar’s Form 10 filed December 12, 2007, Commission File No. 001-33807).
3.2*	Amendment to the Articles of Incorporation of EchoStar Corporation (Incorporated by reference to Exhibit 3.1 to EchoStar’s Current Report on Form 8-K filed January 25, 2008, Commission File No. 001-33807).
3.3*	Certificate of Amendment of Articles of Incorporation of EchoStar Corporation, dated as of May 4, 2016 (Incorporated by reference to Exhibit 3.1 to EchoStar’s Current Report on Form 8-K, filed May 5, 2016, Commission File No. 001-33807).
3.4*	Bylaws of EchoStar Corporation (Incorporated by reference to Exhibit 3.2 to Amendment No. 1 to EchoStar’s Form 10 filed December 12, 2007, Commission file No. 001-33807).
3.5*	Amendment No. 1 to the Bylaws of EchoStar Corporation (Incorporated by reference to Exhibit 3.1 to EchoStar’s Current Report on Form 8-K filed January 2, 2024, Commission File No. 001-33807).
4.1*	Specimen Class A Common Stock Certificate (Incorporated by reference to Exhibit 4.1 to Amendment No. 1 of EchoStar Corporation’s Form 10 filed December 12, 2007,Commission File No. 001-33807).
4.2*	Indenture, relating to the DISH 3.375% Convertible Notes due 2026, dated as of August 8, 2016, by and between DISH Network Corporation and U.S. Bank National Association, as Trustee (incorporated by reference from Exhibit 4.1 to EchoStar’s Current Report on Form 8-K filed January 2, 2024).
4.3*	First Supplemental Indenture, relating to the DISH 3.375% Convertible Notes due 2026, dated as of December 29, 2023, among DISH Network Corporation, EchoStar Corporation and U.S. Bank Trust Company, National Association (as successor to U.S. Bank National Association), as Trustee (incorporated by reference from Exhibit 4.2 to EchoStar’s Current Report on Form 8-K filed January 2, 2024).
4.4*	Indenture, relating to the DISH 2.375% Convertible Notes due 2024, dated as of March 17, 2017, by and between DISH Network Corporation and U.S. Bank National Association, as Trustee (incorporated by reference from Exhibit 4.3 to EchoStar’s Current Report on Form 8-K filed January 2, 2024).

Exhibit Number	Description of Exhibit
4.5*	First Supplemental Indenture, relating to the DISH 2.375% Convertible Notes due 2024, dated as of December 29, 2023, among DISH Network Corporation, EchoStar Corporation and U.S. Bank Trust Company, National Association (as successor to U.S. Bank National Association), as Trustee (incorporated by reference from Exhibit 4.4 to EchoStar’s Current Report on Form 8-K filed January 2, 2024).
4.6*	Indenture, relating to the DISH 0% Convertible Notes due 2025, dated as of December 21, 2020, by and between DISH Network Corporation and U.S. Bank National Association, as Trustee (incorporated by reference from Exhibit 4.5 to EchoStar’s Current Report on Form 8-K filed January 2, 2024).
4.7*	First Supplemental Indenture, relating to the DISH 0% Convertible Notes due 2025, dated as of December 29, 2023, among DISH Network Corporation, EchoStar Corporation and U.S. Bank Trust Company, National Association (as successor to U.S. Bank National Association), as Trustee (incorporated by reference from Exhibit 4.6 to EchoStar’s Current Report on Form 8-K filed January 2, 2024).
5.1	Opinion of Dean Manson as to the validity of the securities being registered.
23.1	Consent of KPMG LLP relating to EchoStar Corporation’s financial statements.
23.2	Consent of KPMG LLP relating to DISH Network Corporation’s financial statements.
23.3	Consent of Dean Manson (included in Exhibit 5.1 hereto).
24.1	Power of Attorney (set forth on the signature page of this Registration Statement).
107	Filing Fee Table.

*
Incorporated by reference.

Item 17.   Undertakings
(a)
The undersigned registrant hereby undertakes:

(1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)   to include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii)   to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii)   to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement.;
provided, however, that paragraphs (i), (ii), and (iii) above do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement

(2)   That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)   That, for the purpose of determining liability under the Securities Act, to any purchaser:
(i)   Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii)   Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5)   That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)   any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)   any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)   the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv)   any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(6)   That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(7)   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Englewood, Colorado on this 2nd day of January, 2024.
ECHOSTAR CORPORATION
By
/s/ Dean A. Manson

Name:
Dean A. Manson

Title:
Chief Legal Officer and Secretary

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Dean A. Manson, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for such person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement, and amendments to this Registration Statement (including pre effective amendments and post effective amendments, and to file the same with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.
Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.
Signature	Title	Date
/s/ Hamid Akhavan Hamid Akhavan	President and Chief Executive Officer and Director (Principal Executive Officer)	January 2, 2024
/s/ Paul W. Orban Paul W. Orban	Executive Vice President and Chief Financial Officer, DISH (Principal Financial Officer and Principal Accounting Officer)	January 2, 2024
/s/ Charles W. Ergen Charles W. Ergen	Chairman	January 2, 2024
/s/ Cantey M. Ergen Cantey M. Ergen	Director	January 2, 2024
/s/ Kathleen Q. Abernathy Kathleen Q. Abernathy	Director	January 2, 2024
/s/ George R. Brokaw George R. Brokaw	Director	January 2, 2024

Signature	Title	Date
/s/ Stephen J. Bye Stephen J. Bye	Director	January 2, 2024
/s/ James DeFranco James DeFranco	Director	January 2, 2024
/s/ R. Stanton Dodge R. Stanton Dodge	Director	January 2, 2024
/s/ Lisa W. Hershman Lisa W. Hershman	Director	January 2, 2024
/s/ Tom A. Ortolf Tom A. Ortolf	Director	January 2, 2024
/s/ William D. Wade William D. Wade	Director	January 2, 2024